Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of iShares® Diversified Alternatives Trust of our report dated March 14, 2012 relating to the financial statements of iShares® Diversified Alternatives Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

January 31, 2013